Exhibit 99.1

BM Technologies, Inc.

BM Technologies Reports Fourth Quarter & Full Year 2023 Results

Full year 2023 Revenue $55.3 Million

Transfer of Higher Education Deposits to First Carolina Bank (“FCB”) in December Increased
Annualized Interchange Fees by 20 Basis Points

Radnor, PA, April 03, 2024 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies”, “BMTX”, “we”, or the “Company”), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, today reported results for the three and twelve months ended December 31, 2023.

Luvleen Sidhu, BMTX’s Chair, CEO, and Founder, stated, “In December of 2023, we completed the transfer of the Higher Education customer deposits to our new partner bank FCB. Effective with the transfer, we are earning Durbin-exempt interchange rates on the majority of our serviced deposit account holder’s debit card spend. This transfer is expected to increase our annualized interchange revenue by approximately $4.4 million based on the current level of Higher Education debit card spend of $2.2 billion.”

Ms. Sidhu continued, “As we begin 2024, we are better positioned for growth and profitability this year and over the long term. In addition to the transfer of our Higher Education customer deposits to a Durbin-exempt partner bank, the Profit Enhancement Plan (“PEP”) that we began implementing in early 2023 meaningfully reduced 2023 Core Operating Expenses1 by approximately $9.5 million with further savings expected to be realized in 2024. In addition, we estimate that less than 1 in 5 of our Higher Education disbursement services customers convert their refunds to active BankMobile Vibe checking accounts, presenting us with significant untapped potential to grow from an existing customer base. We have made significant investments to upgrade our technology platform positioning us to deepen customer relationships, increase customer lifetime value, and unlock new revenue streams. We are excited about our future and look forward to realizing these growth opportunities in the quarters and years to come.”

Financial Highlights

●	Operating revenues for the three and twelve months ended December 31, 2023 totaled $14.9 million and $55.3 million, respectively.

●	Q4 2023 net loss totaled $(4.0) million, or $(0.34) per diluted share. Net loss for the twelve months ended December 31, 2023 totaled $(17.3) million or $(1.50) per diluted share which includes a $2.7 million non- cash gain on the revaluation of the private warrant liability.

●	Q4 2023 Core EBITDA (Loss)[1] totaled $(0.8) million, marking the fourth sequential quarter of improved results. Core EBITDA (Loss)[1] for the twelve months ended December 31, 2023 totaled $(4.3) million.

●	Liquidity remained strong at December 31, 2023 with $14.3 million of cash, $5.7 million of working capital, and no debt.

1	Metrics such as Core EBITDA (Loss), Core Earnings (Loss), and Core Operating Expense are non-GAAP measures which exclude certain items from or add certain items to the comparable GAAP measure; a reconciliation appears on pages 8 and 9 of this release.

Operating Highlights

●	Average serviced deposits totaled $805 million and ending serviced deposits totaled $674 million at December 31, 2023.

●	Debit card spend totaled $714 million in Q4 2023 and $2.9 billion in the twelve months ended December 31, 2023.

●	There were approximately 100 thousand new account sign-ups in the fourth quarter 2023 and over 500 thousand new account sign-ups for the twelve months of 2023.

●	Higher Education Organic Deposits (deposits that are not part of a school disbursement and are indicative of primary banking behavior) for the three and twelve months ended December 31, 2023 totaled $390 million and $1.7 billion, respectively.

●	PEP initiatives reduced Core Operating Expenses[1] by approximately $9.5 million in 2023 compared to 2022.

Financial Summary Table

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,		Year Over Year Change
(dollars in thousands)	2023	2023	2023	2023	2022	2023	2022	$	%
Interchange and card revenue	$2,731	$2,292	$1,458	$2,966	$5,035	$9,447	$22,318	$(12,871)	(58)%
Servicing fees	8,470	8,658	7,700	6,632	6,931	31,460	44,581	(13,121)	(29)%
Account fees	2,118	1,931	1,910	2,140	2,120	8,099	8,992	(893)	(10)%
University fees	1,410	1,412	1,373	1,506	1,328	5,701	5,734	(33)	(1)%
Other revenue	130	88	200	127	270	545	1,972	(1,427)	(72)%
Total GAAP Operating Revenue	$14,859	$14,381	$12,641	$13,371	$15,684	$55,252	$83,597	$(28,345)	(34)%

GAAP Operating Expense	$19,038	$18,766	$17,682	$19,746	$23,254	$75,232	$92,853	$(17,621)	(19)%
Less: restructuring, merger and acquisition related expenses	56	—	(274)	(719)	—	(937)	(290)	(647)	223%
Less: impairment of developed software	(620)	—	—	—	—	(620)	—	(620)	(100)%
Less: share-based compensation expense	(365)	(176)	(723)	(635)	(2,641)	(1,899)	(11,356)	9,457	(83)%
Less: depreciation and amortization	(2,488)	(3,420)	(3,138)	(3,130)	(3,004)	(12,176)	(12,102)	(74)	1%
Total Core Operating Expense	$15,621	$15,170	$13,547	$15,262	$17,609	$59,600	$69,105	$(9,505)	(14)%

Core EBITDA (Loss)	$(762)	$(789)	$(906)	$(1,891)	$(1,925)	$(4,348)	$14,492	$(18,840)	(130)%
Core EBITDA (Loss) Margin	(5)%	(5)%	(7)%	(14)%	(12)%	(8)%	17%

Business Update

Partner Bank Transition

The transfer of Higher Education customer deposits to FCB on December 1, 2023 resulted in an approximate 20 basis point increase in the interchange fees earned by the Company on Higher Education vertical spend for the month of December. For the twelve months ending December 31, 2023, Higher Education vertical spend totaled approximately $2.2 billion. Had a Durbin-exempt bank partnership been in place during the full year of 2023, the interchange revenue for the Higher Education vertical would have been approximately $4.0 million higher.

Higher Education Vertical

For the full year 2023, the Company retained 99% of its Higher Education institutional clients and disbursed $11.4 billion in refunds to students. The Company signed 10 new colleges and universities in 2023, providing 112,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account. This compares favorably to the 60,000 additional students added in 2022 under 11 signed agreements.

During the fourth quarter of 2023, the Company disbursed over $2.0 billion in refunds to students. Of the $2.0 billion, approximately 14%, or $282 million, was disbursed into BankMobile Vibe checking accounts. We continue to see higher education student enrollment numbers rebound, post pandemic, in the community college segment which is increasing application flow and customer acquisition opportunities.

Higher Education average serviced deposits and ending serviced deposits totaled $479 million and $361 million, respectively, at December 31, 2023. Debit card point of sale spend remained strong increasing by 5% during Q4 2023 as compared to Q4 2022 and holding flat for the twelve months ending December 31, 2023 as compared to the prior year. Deposits and spend per 90-day active account during the fourth quarter of 2023 were $1,710 and $1,947, respectively. For the full year 2023, deposits and spend per 90-day active account were $1,785 and $8,341, respectively.

BaaS Vertical

Annualized debit card spend for highly active BaaS users (those with both direct deposit and a minimum of five customer driven transactions per month) was $19,100, and the average deposit balance per account was $1,726 at December 31, 2023. This very attractive cohort makes up approximately 22% of active accounts at December 31, 2023, as compared to 20% in the year-ago period.

BaaS average serviced deposits and ending serviced deposits totaled $326 million and $313 million, respectively, at December 31, 2023 and debit card point of sale spend during 2023 increased 7% from the prior year.

Profit Enhancement Plan (PEP)

The Company continues to actively execute upon its PEP, with initiatives completed during 2023 that reduced Core Operating Expenses1 by approximately $9.5 million. We expect further cost savings from this initiative in 2024.

Growth Initiatives and Outlook

The Company anticipates revenue growth in 2024 driven by investments in the Higher Education vertical and the full year effect of Durbin-exempt interchange rates on the majority of serviced deposit account holder’s debit card spend. The Company also expects a return to positive Core EBITDA1 in 2024 based on these higher revenues and stricter cost controls implemented as part of the Company’s PEP.

Technology Initiatives and Outlook

Jamie Donahue, President and Chief Technology Officer stated, “The Company is actively executing on its technology transformation plan to accelerate growth opportunities and enhance the competitive advantage that already exists in our unique position in the higher education market. We have rewritten and unified our platform infrastructure to seamlessly power both our student disbursement and BaaS experiences going forward. This investment in modernization will reduce operational costs and fraud risk, accelerate new feature integration velocity, and unlock new partnership opportunities.”

Mr. Donahue continued, “We believe that the roll out of additional product and service enhancements, along with closer relationships with college and university clients, will increase engagement and positively contribute to the success of our customer-for-life strategy.”

Earnings Webcast

The Company will host a conference call and webcast on Wednesday, April 3, 2024, at 5:00 pm ET to discuss its fourth quarter and full year 2023 results. The webcast can be accessed via the Company’s investor relations site (ir.bmtxinc.com) by clicking on “Events & Presentations”, then “Events Calendar,” and following the link under “Upcoming Events;” or directly at 4Q23 Webcast Link. A replay will be available following the call.

Contact Information

Investors:

Jim Dullinger, Chief Financial Officer BM Technologies, Inc. jdullinger@bmtx.com

Media Inquiries:

Brigit Hennaman

Rubenstein Public Relations, Inc. bhennaman@rubensteinpr.com

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner banks. More information can be found at www.bmtx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “believe”, “estimate,” “expect,” “intend,” “plan,” “will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release, include the expected margin improvement on Durbin-exempt interchange fees, achievement of the PEP target as a result of the expected cost savings from the PEP, and the expected growth outlook and results from operations during 2024. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Such statements are based on Management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors.

These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, continuing interest rate volatility, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners, higher education partners, and BaaS partners. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD- LOOKING STATEMENTS” and “Risk Factors” in the Company’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. BMTX qualifies all forward-looking statements by these cautionary statements.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME - UNAUDITED

(amounts in thousands, except per share data)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2023	2023	2023	2023	2022	2023	2022
Operating revenues:
Interchange and card revenue	$2,731	$2,292	$1,458	$2,966	$5,035	$9,447	$22,318
Servicing fees	8,470	8,658	7,700	6,632	6,931	31,460	44,581
Account fees	2,118	1,931	1,910	2,140	2,120	8,099	8,992
University fees	1,410	1,412	1,373	1,506	1,328	5,701	5,734
Other revenue	130	88	200	127	270	545	1,972
Total operating revenues	14,859	14,381	12,641	13,371	15,684	55,252	83,597
Operating expenses:
Technology, communication, and processing	6,826	7,826	6,018	7,105	7,230	27,775	29,176
Salaries and employee benefits	5,152	4,773	6,139	6,425	9,231	22,489	39,926
Professional services	3,331	2,948	2,338	2,640	3,501	11,257	10,747
Provision for operating losses	2,683	2,138	1,813	1,677	1,793	8,311	6,798
Occupancy	2	9	10	14	187	35	1,022
Customer related supplies	234	227	222	228	218	911	894
Advertising and promotion	108	128	125	118	302	479	741
Restructuring, merger and acquisition related expenses	(56)	—	274	719	—	937	290
Other expense	758	717	743	820	792	3,038	3,259
Total operating expenses	19,038	18,766	17,682	19,746	23,254	75,232	92,853
Loss from operations	(4,179)	(4,385)	(5,041)	(6,375)	(7,570)	(19,980)	(9,256)
Non-operating income and expense:
Gain on fair value of private warrant liability	216	433	595	1,421	1,151	2,665	8,066
Loss before income tax	(3,963)	(3,952)	(4,446)	(4,954)	(6,419)	(17,315)	(1,190)
Income tax expense (benefit)	—	—	10	6	(2,234)	16	(411)
Net loss	$(3,963)	$(3,952)	$(4,456)	$(4,960)	$(4,185)	$(17,331)	$(779)

Weighted average number of shares outstanding - basic	11,574	11,570	11,563	11,602	11,942	11,574	11,942
Weighted average number of shares outstanding - diluted	11,574	11,570	11,563	11,602	11,942	11,574	11,942

Basic loss per common share	$(0.34)	$(0.34)	$(0.39)	$(0.43)	$(0.35)	$(1.50)	$(0.07)
Diluted loss per common share	$(0.34)	$(0.34)	$(0.39)	$(0.43)	$(0.35)	$(1.50)	$(0.07)

BM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS — UNAUDITED

(amounts in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
ASSETS
Cash and cash equivalents	$14,288	$8,802	$11,524	$10,931	$21,108
Accounts receivable, net allowance for doubtful accounts	9,128	8,511	7,083	7,144	8,260
Prepaid expenses and other assets	5,148	6,088	10,742	10,465	9,076
Total current assets	28,564	23,401	29,349	28,540	38,444
Premises and equipment, net	535	534	531	530	508
Developed software, net	16,173	17,668	19,759	20,631	22,324
Goodwill	5,259	5,259	5,259	5,259	5,259
Other intangibles, net	4,109	4,189	4,269	4,349	4,429
Other assets	—	—	—	—	72
Total assets	$54,640	$51,051	$59,167	$59,309	$71,036
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$10,577	$12,513	$11,624	$13,314	$12,684
Deferred revenue, current	12,322	3,440	8,209	2,653	6,647
Total current liabilities	22,899	15,953	19,833	15,967	19,331
Non-current liabilities:
Deferred revenue, non-current	127	—	—	—	—
Liability for private warrants	162	378	811	1,406	2,847
Other non-current liabilities	480	480	480	—	—
Total liabilities	$23,668	$16,811	$21,124	$17,373	$22,178
Commitments and contingencies
Shareholders’ equity:
Preferred stock	$—	$—	$—	$—	$—
Common stock	1	1	1	1	1
Additional paid-in capital	71,787	71,092	70,943	70,380	72,342
Accumulated deficit	(40,816)	(36,853)	(32,901)	(28,445)	(23,485)
Total shareholders’ equity	$30,972	$34,240	$38,043	$41,936	$48,858
Total liabilities and shareholders’ equity	$54,640	$51,051	$59,167	$59,309	$71,036

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”), and as such, are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including restructuring, merger and acquisition related expenses, fair value mark to market income or expense associated with certain warrants, impairment of developed software, and non-cash share-based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company’s ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2023	2023	2023	2023	2022	2023	2022
GAAP total expenses	$19,038	$18,766	$17,682	$19,746	$23,254	$75,232	$92,853
Less: restructuring, merger and acquisition related expenses	56	—	(274)	(719)	—	(937)	(290)
Impairment of developed software	(620)	—	—	—	—	(620)	—
Less: share-based compensation expense	(365)	(176)	(723)	(635)	(2,641)	(1,899)	(11,356)
Core Operating Expenses inc Dep and Amort	$18,109	$18,590	$16,685	$18,392	$20,613	$71,776	$81,207
Less: depreciation and amortization	2,488	3,420	3,138	3,130	3,004	12,176	12,102
Core Operating Expenses ex. Dep and Amort	$15,621	$15,170	$13,547	$15,262	$17,609	$59,600	$69,105

Reconciliation - GAAP Net Loss to Core Net (Loss) Income (in thousands, except per share data)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2023	2023	2023	2023	2022	2023	2022
GAAP net loss	$(3,963)	$(3,952)	$(4,456)	$(4,960)	$(4,185)	$(17,331)	$(779)
Add: gain on fair value of private warrant	(216)	(433)	(595)	(1,421)	(1,151)	(2,665)	(8,066)
Add: restructuring, merger and acquisition related expenses	(56)	—	274	719	—	937	290
Add: impairment of developed software	620	—	—	—	—	620	—
Add: share-based compensation expense	365	176	723	635	2,641	1,899	11,356
Less: tax (@ actual ETR) on taxable non-core items	—	—	—	1	—	1	(100)
Core net (loss) income	$(3,250)	$(4,209)	$(4,054)	$(5,025)	$(2,695)	$(16,539)	$2,701
Core diluted shares	11,574	11,570	11,563	11,602	11,942	11,574	11,942
Core diluted (loss) earnings per common share	$(0.28)	$(0.36)	$(0.35)	$(0.43)	$(0.23)	$(1.43)	$0.23
GAAP diluted (loss) earnings per common share	$(0.34)	$(0.34)	$(0.39)	$(0.43)	$(0.35)	$(1.50)	$(0.07)

Reconciliation - GAAP Net Loss to Core EBITDA (Loss) (in thousands)

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2023	2023	2023	2023	2022	2023	2022
GAAP net loss	$(3,963)	$(3,952)	$(4,456)	$(4,960)	$(4,185)	$(17,331)	$(779)
Add: gain on fair value of private warrant liability	(216)	(433)	(595)	(1,421)	(1,151)	(2,665)	(8,066)
Add: income tax expense (benefit)	—	—	10	6	(2,234)	16	(411)
Add: restructuring, merger and acquisition related expenses	(56)	—	274	719	—	937	290
Add: impairment of developed software	620	—	—	—	—	620	—
Add: share-based compensation expense	365	176	723	635	2,641	1,899	11,356
Add: depreciation and amortization	2,488	3,420	3,138	3,130	3,004	12,176	12,102
Core EBITDA (Loss)	$(762)	$(789)	$(906)	$(1,891)	$(1,925)	$(4,348)	$14,492

Key Performance Metrics

	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,		Year Over Year Change
	2023	2023	2023	2023	2022	2023	2022	$	%
Debit card POS spend ($ millions)
Higher education	$545	$567	$490	$616	$517	$2,218	$2,231	$(13)	(1)%
BaaS	168	171	168	171	162	678	631	47	7%
Total POS spend	$714	$737	$658	$787	$679	$2,896	$2,862	$34	1%

Serviced deposits ($ millions)
Higher education	$361	$636	$408	$507	$369	$361	$369	$(8)	(2)%
BaaS	313	357	439	575	765	313	765	(452)	(59)%
Total Ending Deposits	$674	$994	$848	$1,082	$1,134	$674	$1,134	$(460)	(41)%

Higher education	$479	$466	$429	$524	$483	$475	$533	$(58)	(11)%
BaaS	326	387	494	655	874	466	1,239	(773)	(62)%
Total Average Deposits	$805	$853	$922	$1,179	$1,357	$941	$1,772	$(831)	(47)%

Higher Education Metrics
Higher education retention	99%	99%	98%	98%	98%	99%	99%
FAR(1) disbursement amount ($B)	$2.0	$3.6	$1.8	$4.0	$1.9	$11.4	$12.2	$(0.8)	(7)%
Organic deposits(2) ($M)	$390	$411	$400	$485	$398	$1,686	$1,734	$(48)	(3)%

(1)	FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2)	Organic Deposits are all deposits excluding any funds disbursed directly from the school.